Exhibit 99.1

VSE Corporation Announces Fourth Quarter and Full Year 2021 Results

ALEXANDRIA, Va., March 9, 2022 - VSE Corporation (NASDAQ: VSEC; “VSE”, or the “Company”), a leading provider of aftermarket distribution and maintenance, repair and overhaul ("MRO") services for land, sea and air transportation assets for government and commercial markets, today announced results for the fourth quarter and full year 2021.

FOURTH QUARTER 2021 RESULTS
(As compared to the Fourth Quarter 2020)

▪Total Revenues of $210.2 million increased 40.1%
▪GAAP Net Income of $6.2 million increased 3.1%
▪Adjusted Net Income of $6.8 million increased 17.0%
▪Adjusted EBITDA of $17.8 million increased 3.2%

For the three months ended December 31, 2021, the Company reported total revenue of $210.2 million, an increase of 40% over fourth quarter 2020 revenue of $150.0 million. VSE reported adjusted net income of $6.8 million or $0.53 per adjusted diluted share, compared to $5.8 million or $0.52 per adjusted diluted share in the prior-year period.

Adjusted EBITDA increased to $17.8 million in the fourth quarter 2021, versus $17.3 million for the same period in 2020. The Company generated free cash flow, as defined by operating cash flow less total capital expenditures, of $10.0 million in the fourth quarter 2021, versus $(0.9) million in the same period of 2020.

Aviation segment revenue increased for the sixth consecutive quarter. Fourth quarter 2021 Aviation segment revenue increased 115% on a year-over-year basis, driven by growth within both distribution and repair markets and market share gains within the business and general aviation ("B&GA") market. Aviation distribution and repair revenue increased 174% and 27%, respectively, in the fourth quarter 2021 versus the prior-year period, with distribution continuing to operate above pre-pandemic levels.

Fleet segment revenue increased 12% on a year-over-year basis, driven by strong growth with commercial fleet customers and e-commerce fulfillment sales. Commercial revenue increased 61% versus the prior-year period, and USPS-related revenue improved sequentially for the second consecutive quarter.

Federal and Defense segment revenue increased 16% on a year-over-year basis, supported by contributions from the HAECO Special Services (HSS) acquisition completed in the first quarter 2021.

For the twelve months ended December 31, 2021, the Company reported total revenue of $750.9 million, versus $661.7 million in 2020. The Company reported net income of $8.0 million or $0.63 per diluted share, compared to $(5.2) million or $(0.47) per diluted share in the prior-year period. On an adjusted basis, the Company reported adjusted net income of $29.5 million or $2.34 per adjusted diluted share, compared to $29.1 million or $2.63 per adjusted diluted share in the prior-year period.

STRATEGIC UPDATE

In 2021, VSE continued to successfully execute on a multi-year business transformation plan by driving growth in the following markets:

•Aviation segment: Commercial and B&GA distribution, and B&GA component and accessory MRO
•Fleet segment: Commercial fleet and e-commerce fulfillment
•Federal and Defense segment: Parts distribution, MRO, consulting, and engineering services

Looking ahead, the Company remains focused on the execution of previously announced business awards, winning business with new and existing customers, expanding product and service offerings, and deploying capital toward higher-margin, organic and inorganic growth opportunities. Key strategic priorities include the following:

•Aviation Segment: Prioritize new business development with leading global brands, with an emphasis on exclusive, recurring revenue streams.
For the full year 2021, VSE Aviation won significant new business awards supporting both distribution and MRO. During the fourth quarter 2021, VSE entered into an agreement with a major domestic airline (“Airline”) to become the exclusive end-of-life solutions provider for 737NG aircraft and surplus materials. Under the terms of the agreement, VSE will support the Airline with the dismantling and disposition of retired aircrafts. This program supports the Airline in fully optimizing its retired fleet and allows for the refurbishment of used parts for use by the Airline in fleet support and the sale of used components to third-party end users, brokers, and resellers. This award highlights VSE Aviation’s deep technical expertise and strong commercial relationships and further accelerates its global brand presence.

•Aviation Segment: Develop a market-leading global Commercial and Business and General Aviation (B&GA) brand with distribution, repair, exchange, and value-added solution capabilities.
During the full year 2021, the Aviation segment grew 50% supported by new product distribution awards, new repair capability additions, and contributions from the Global Parts acquisition, all further positioning the Company for sustained growth in 2022. Management sees a significant, long-term opportunity for growth within the Aviation parts distribution and MRO services markets. VSE will continue to deploy capital toward its higher-growth and higher-margin Aviation segment, with a specific focus on integrated, “tip-to-tail” solutions in both the commercial and B&GA markets. The Company seeks to drive organic growth through product and service additions, and a combination of new program wins and increased cross-selling initiatives from previously announced awards. The Company will continue to pursue select, complementary acquisitions to enhance its capabilities, product offerings, geographic presence, and customer exposure.

•Fleet Segment: Drive sustained growth in commercial and e-commerce fulfillment revenue.
The Fleet segment generated strong revenue, as commercial revenue increased by more than 61% in the fourth quarter 2021, and 72% in the full year 2021. Commercial revenue increased from 10% of total segment sales in 2019 to 32% in 2021, and VSE anticipates this market to remain the growth driver for the segment in 2022. VSE also continues to provide products and support to the United States Postal Service ("USPS") and its fleet of more than 230,000 vehicles. The Company remains well-positioned to support the USPS with distribution and new product introductions serving both the current fleet and the next generation delivery vehicle ("NGDV") transition.

•Federal and Defense Segment: Rebuild backlog.
The Federal and Defense segment continued to build a more robust, multi-year backlog of new, higher-margin opportunities during the fourth quarter and full year 2021, while reducing costs across the organization. The segment grew total funded backlog by 1% on a year-over-year basis in 2021, while bookings increased by 16% during the same period.

•Business Transformation: Develop a high-performance culture, equipped to drive and sustain profitable growth.
The Company continues to build a high-performance, customer-focused culture, including a team of industry leaders that lead with purpose around shared, measurable objectives that position us to win in the markets we serve. In 2021, VSE continued to transform the business with the addition of strong technical talent at all levels of the organization. During the year, the Company made significant progress toward integrating legacy and newly acquired businesses, invested in systems and process upgrades, and built product and service capability centers-of-excellence to improve overall customer service quality and provide future scalability.

MANAGEMENT COMMENTARY

“2021 was a year of strong progress for VSE as we continued to execute on our multi-year business transformation plan to develop a market-leading, global aftermarket distribution and service solutions company,” stated John Cuomo, President and CEO of VSE Corporation. “Last year, we moved closer to the end-user, strengthened relationships with our supplier partners, and identified new methods to solve complex customer problems. We placed more emphasis on higher-margin, niche market opportunities, while pivoting from lower-margin, commoditized business. We penetrated new markets and customer accounts both organically and inorganically, while maintaining our disciplined approach to growth. We also aligned ourselves with both new and existing global, tier-one OEM supplier partners, many of whom engaged VSE in exclusive, long-term distribution agreements.”

“During the fourth quarter, revenue grew by more than 40% versus the prior-year-period, contributing to growth in both net income and adjusted EBITDA,” continued Cuomo. “Our Aviation segment had an outstanding finish to the year, as recent contract wins and improved customer activity across both our distribution and repair businesses contributed to the sixth consecutive quarter of growth in revenue and operating profit. VSE Aviation is now the largest segment within VSE.”

“During the fourth quarter of 2021, VSE Aviation was awarded an exclusive, multi-year asset optimization and partnership agreement with a major United States commercial airline,” continued Cuomo. “Under the terms of this contract, VSE will lead the disassembly and asset management of all 737NG aircraft and surplus materials scheduled for retirement within this partner’s fleet, positioning us to further leverage our integrated MRO, parts distribution, and repair management capabilities. Importantly, with this contract, VSE Aviation will become one of the largest suppliers of refurbished 737NG materials globally.”

“In 2022, we intend to pursue both organic and inorganic opportunities within complementary, adjacent Aviation markets,” continued Cuomo. “We will further establish ourselves as a leading player within both the commercial and business and general aviation MRO and parts distribution markets. We will also seek to capitalize on a steady improvement in MRO activity, a trend we believe is supportive of margin expansion as commercial air travel levels recover.”

“2021 was another strong year of strategy execution for our Fleet segment as non-USPS organic revenue increased by more than 72%,” continued Cuomo. “In 2022, we will continue to invest in our commercial and e-commerce products, systems, and distribution centers-of-excellence to support these high-growth markets.”

“We ended the year with $122 million of available liquidity,” stated Stephen Griffin, CFO of VSE Corporation. “Looking ahead, we intend to prioritize capital allocation increasingly toward organic and inorganic growth opportunities that support our focus on long-term sustainable revenue and higher margin businesses. In 2022, we expect to be free cash flow positive as full year contributions from recently launched programs and completed acquisitions support incremental growth in EBITDA.”

SEGMENT RESULTS

AVIATION
Distribution & MRO Services

VSE’s Aviation segment provides aftermarket MRO and distribution services to commercial, business and general aviation, cargo, military/defense and rotorcraft customers globally. Core services include parts distribution, component and engine accessory MRO services, rotable exchange and supply chain services.

VSE Aviation segment revenue increased 115% year-over-year to $82.8 million in the fourth quarter 2021. The year-over-year revenue improvement was attributable to contributions from recently announced contract wins and market share gains, specifically within the B&GA markets, as well as contributions of $18.6 million from the acquisition of Global Parts. The Aviation segment reported operating income of $4.5 million in the fourth quarter, compared to $(0.8) million in the same period of 2020. Segment Adjusted EBITDA increased by 464% in the fourth quarter to $7.8 million, versus $1.4 million in the prior-year period. Aviation segment Adjusted EBITDA margins were 9.4%, up 582 basis points versus the prior-year period, driven by improved sales mix, end-market recovery and operating efficiencies.

FLEET
Distribution & Fleet Services

VSE's Fleet segment provides parts, inventory management, e-commerce fulfillment, logistics, supply chain support and other services to the commercial aftermarket medium- and heavy-duty truck market and the United States Postal Service ("USPS"). Core services include parts distribution, sourcing, IT solutions, customized fleet logistics, warehousing, kitting, just-in-time supply chain management, alternative product sourcing, engineering and technical support.

VSE Fleet segment revenue increased 12% year-over-year to $60.5 million in the fourth quarter 2021. Revenues from commercial customers increased 61% on a year-over-year basis, driven by growth in commercial fleet demand and the e-commerce fulfillment business, and as of the fourth quarter 2021 commercial revenue represented 32% of total Fleet segment revenue. Segment Adjusted EBITDA declined 10% year-over-year to $7.6 million in the fourth quarter. Fleet segment Adjusted EBITDA margins declined to 12.6% versus 15.8% in the prior-year period, given the previously communicated mix impact from increased commercial revenue as a percentage of total segment revenue and continued investment in commercial channel growth.

FEDERAL & DEFENSE
Logistics & Sustainment Services

VSE's Federal and Defense segment provides aftermarket MRO and logistics services to improve operational readiness and extend the life cycle of military vehicles, ships and aircraft for the U.S. Armed Forces, federal agencies and international, allied defense customers. Core services include base operations support, procurement, supply chain management, vehicle, maritime and aircraft sustainment services, IT and data management services and energy consulting.

VSE Federal and Defense segment revenue increased 16% year-over-year to $66.9 million in the fourth quarter 2021, driven by the contributions from the recent acquisition of HAECO Special Services (HSS), contract wins and successful recompetes, which more than offset the expiration of an Army contract. Segment Adjusted EBITDA declined 58% year-over-year to $3.6 million in the period, given a higher mix of cost plus contracts and supply chain related disruptions. VSE Federal and Defense funded backlog increased 1% year-over-year to $185 million, while bookings increased 7% on a year-over-year basis, given an increased focused on new business development activities.

FINANCIAL RESOURCES AND LIQUIDITY

As of December 31, 2021, the Company had $122 million in cash and unused commitment availability under its $350 million revolving credit facility maturing in 2024. The business generated $10 million of free cash flow in the quarter and on a year-to-date basis, has invested more than $70 million in new programs, primarily within the Aviation segment, to support long-term growth. As of December 31, 2021, VSE had total net debt outstanding of $284 million and $73.6 million of trailing-twelve months Adjusted EBITDA, which excludes full year contributions from recently launched programs and the HAECO Special Services and Global Parts acquisitions.

FOURTH QUARTER AND FULL YEAR RESULTS

(in thousands, except per share data)
	Three months ended December 31,			For the years ended December 31,
	2021	2020	% Change	2021	2020	% Change
Revenues	$210,178	$150,021	40.1%	$750,853	$661,659	13.5%
Operating income	$10,739	$11,914	(9.9)%	$21,520	$13,923	54.6%
Net income (loss)	$6,200	$6,013	3.1%	$7,966	$(5,171)	(254.1)%
EPS (Diluted)	$0.48	$0.54	(11.1)%	$0.63	$(0.47)	(234.0)%
SEGMENT RESULTS
The following is a summary of revenues and operating income (loss) for the three and twelve months ended December 31, 2021 and December 31, 2020:

	Three months ended December 31,			For the years ended December 31,
(in thousands)	2021	2020	% Change	2021	2020	% Change
Revenues:
Aviation	$82,842	$38,551	114.9%	$247,852	$165,070	50.1%
Fleet	60,460	54,025	11.9%	233,532	242,170	(3.6)%
Federal and Defense	66,876	57,445	16.4%	269,469	254,419	5.9%
Total revenues	$210,178	$150,021	40.1%	$750,853	$661,659	13.5%

Operating income (loss):
Aviation	$4,512	$(833)	(641.7)%	$(14,373)	$(35,513)	(59.5)%
Fleet	5,298	6,150	(13.9)%	20,426	26,659	(23.4)%
Federal and Defense	2,487	7,868	(68.4)%	19,897	26,309	(24.4)%
Corporate/unallocated expenses	(1,558)	(1,271)	22.6%	(4,430)	(3,532)	25.4%
Operating income	$10,739	$11,914	(9.9)%	$21,520	$13,923	54.6%

The Company reported total capital expenditures in the fourth quarter and full year 2021 of $2.9 million and $10.5 million, respectively.

NON-GAAP MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains Non-GAAP financial measures. These measures provide useful information to investors, and a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these Non-GAAP measures is included in the supplemental schedules attached.

NON-GAAP FINANCIAL INFORMATION
Reconciliation of Adjusted Net Income and Adjusted EPS to Net Income (Loss)

	Three months ended December 31,			For the years ended December 31,
(in thousands)	2021	2020	% Change	2021	2020	% Change
Net income (loss)	$6,200	$6,013	3.1%	$7,966	$(5,171)	(254.1)%
Adjustments to net income (loss):
Acquisition and restructuring costs	387	1,132	(65.8)%	1,809	1,132	59.8%
Earn-out adjustment(1)	—	(2,447)	(100.0)%	—	(5,541)	(100.0)%
Loss on sale of business entity and certain assets	—	—	—%	—	8,214	(100.0)%
Gain on sale of property	—	—	—%	—	(1,108)	(100.0)%
Severance	—	—	—%	—	739	(100.0)%
Goodwill and intangible impairment	—	—	—%	—	33,734	(100.0)%
Executive transition costs	25	1,026	(97.6)%	1,014	1,026	(1.2)%
Inventory reserve	—	—	—%	24,420	—	—%
Non-recurring professional fees	357	—	—%	357	—	—%
	6,969	5,724	21.8%	35,566	33,025	7.7%
Tax impact of adjusted items	(192)	70	(374.3)%	(6,045)	(3,973)	52.2%
Adjusted net income	$6,777	$5,794	17.0%	$29,521	$29,052	1.6%
Weighted average dilutive shares	12,810	11,141	15.0%	12,633	11,034	14.5%
Adjusted EPS (Diluted)	$0.53	$0.52	1.9%	$2.34	$2.63	(11.0)%

(1) Includes impact of a Section 338(h)(10) election on corporate expenses.

Reconciliation of Consolidated EBITDA and Adjusted EBITDA to Net Income (Loss)

	Three months ended December 31,			For the years ended December 31,
(in thousands)	2021	2020	% Change	2021	2020	% Change
Net income (loss)	$6,200	$6,013	3.1%	$7,966	$(5,171)	(254.1)%
Interest expense	3,593	3,408	5.4%	12,069	13,496	(10.6)%
Income taxes	946	2,493	(62.1)%	1,485	5,598	(73.5)%
Amortization of intangible assets	4,670	4,159	12.3%	18,482	17,504	5.6%
Depreciation and other amortization	1,635	1,472	11.1%	6,018	5,575	7.9%
EBITDA	17,044	17,545	(2.9)%	46,020	37,002	24.4%
Acquisition and restructuring costs	387	1,132	(65.8)%	1,809	1,132	59.8%
Earn-out adjustment(1)	—	(2,447)	(100.0)%	—	(5,541)	(100.0)%
Loss on sale of business entity and certain assets	—	—	—%	—	8,214	(100.0)%
Gain on sale of property	—	—	—%	—	(1,108)	(100.0)%
Severance	—	—	—%	—	739	(100.0)%
Goodwill and intangible impairment	—	—	—%	—	33,734	(100.0)%
Executive transition costs	25	1,026	(97.6)%	1,014	1,026	(1.2)%
Inventory reserve	—	—	—%	24,420	—	—%
Non-recurring professional fees	357	—	—%	357	—	—%
Adjusted EBITDA	$17,813	$17,256	3.2%	$73,620	$75,198	(2.1)%

(1) Includes impact of a Section 338(h)(10) election on corporate expenses.

Reconciliation of Segment EBITDA and Adjusted EBITDA to Operating Income (Loss)

	Three months ended December 31,			For the years ended December 31,
(in thousands)	2021	2020	% Change	2021	2020	% Change
Aviation
Operating income (loss)	$4,512	$(833)	(641.7)%	$(14,373)	$(35,513)	(59.5)%
Depreciation and amortization	2,898	2,667	8.7%	11,068	10,698	3.5%
EBITDA	7,410	1,834	304.0%	(3,305)	(24,815)	53.4%
Acquisition and restructuring costs	387	1,132	(65.8)%	888	1,132	(21.6)%
Earn-out adjustment	—	(1,905)	(100.0)%	—	(5,000)	(100.0)%
Loss on sale of business entity and certain assets	—	—	—%	—	8,214	(100.0)%
Gain on sale of property	—	—	—%	—	(1,108)	(100.0)%
Severance	—	—	—%	—	382	(100.0)%
Goodwill and intangible impairment	—	—	—%	—	33,734	(100.0)%
Executive transition costs	—	322	(100.0)%	—	322	(100.0)%
Inventory reserve	—	—	—%	23,727	—	—%
Adjusted EBITDA	$7,797	$1,383	463.8%	$21,310	$12,861	65.7%

Fleet
Operating income	$5,298	$6,150	(13.9)%	$20,426	$26,659	(23.4)%
Depreciation and amortization	2,336	2,361	(1.1)%	9,369	9,983	(6.2)%
EBITDA	7,634	8,511	(10.3)%	29,795	36,642	(18.7)%
Inventory reserve	—	—	—%	693	—	—%
Adjusted EBITDA	$7,634	$8,511	(10.3)%	$30,488	$36,642	(16.8)%

Federal and Defense
Operating income	$2,487	$7,868	(68.4)%	$19,897	$26,309	(24.4)%
Depreciation and amortization	1,072	604	77.5%	4,063	2,630	54.5%
EBITDA	3,559	8,472	(58.0)%	23,960	28,939	(17.2)%
Severance	—	—	—%	—	112	(100.0)%
Adjusted EBITDA	$3,559	$8,472	(58.0)%	$23,960	$29,051	(17.5)%

	Three months ended December 31,			For the years ended December 31,
(in thousands)	2021	2020	% Change	2021	2020	% Change
Adjusted EBITDA Summary
Aviation	$7,797	$1,383	463.8%	$21,310	$12,861	65.7%
Fleet	7,634	8,511	(10.3)%	30,488	36,642	(16.8)%
Federal and Defense	3,559	8,472	(58.0)%	23,960	29,051	(17.5)%
Adjusted Corporate expenses (1)	(1,177)	(1,110)	6.0%	(2,138)	(3,356)	(36.3)%
Adjusted EBITDA	$17,813	$17,256	3.2%	$73,620	$75,198	(2.1)%

(1) Includes certain adjustments not directly attributable to any of our segments.

Reconciliation of Operating Cash to Free Cash Flow

	Three months ended December 31,		For the years ended December 31,
(in thousands)	2021	2020	2021	2020
Net cash provided by operating activities	$12,921	$526	$(17,602)	$35,761
Capital expenditures	(2,914)	(1,471)	(10,520)	(4,427)
Free cash flow	$10,007	$(945)	$(28,122)	$31,334

Reconciliation of Debt to Net Debt

	For the years ended December 31,
(in thousands)	2021	2020
Principal amount of debt	$286,734	$253,461
Debt issuance costs	(2,165)	(2,368)
Cash and cash equivalents	(518)	(378)
Net debt	$284,051	$250,715
The non-GAAP Financial Information set forth in this document is not calculated in accordance with GAAP under SEC Regulation G. We consider Adjusted Net Income, Adjusted EPS (Diluted), EBITDA, Adjusted EBITDA, net debt and free cash flow as non-GAAP financial measures and important indicators of performance and useful metrics for management and investors to evaluate our business' ongoing operating performance on a consistent basis across reporting periods. These non-GAAP financial measures, however, should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP. Adjusted Net Income represents Net Income adjusted for acquisition-related costs including any earn-out adjustments, loss on sale of a business entity and certain assets, gain on sale of property, other discrete items, and related tax impact. Adjusted EPS (Diluted) is computed by dividing net income, adjusted for the discrete items as identified above and the related tax impacts, by the diluted weighted average number of common shares outstanding. EBITDA represents net income before interest expense, income taxes, amortization of intangible assets and depreciation and other amortization. Adjusted EBITDA represents EBITDA (as defined above) adjusted for discrete items as identified above. Net debt is defined as total debt less cash and cash equivalents. Free cash flow represents operating cash flow less capital expenditures.

CONFERENCE CALL

A conference call will be held Thursday, March 10, 2022 at 8:30 A.M. EST to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of VSE’s website at https://ir.vsecorp.com. To listen to the live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	(877) 407-0789
International Live:	(201) 689-8562
Audio Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1523757&tp_key=f706a1cf23

To listen to a replay of the teleconference through March 24, 2022:

Domestic Replay:	(844) 512-2921
International Replay:	(412) 317-6671
Replay PIN Number:	13726276

ABOUT VSE CORPORATION

VSE is a leading provider of aftermarket distribution and repair services for land, sea and air transportation assets for government and commercial markets. Core services include MRO services, parts distribution, supply chain management and logistics, engineering support, and consulting and training services for global commercial, federal, military and defense customers. VSE also provides information technology and energy consulting services. For additional information regarding VSE’s services and products, visit www.vsecorp.com.

Please refer to the Form 10-K that will be filed with the Securities and Exchange Commission (SEC) on or about March 10, 2022 for more details on our fourth quarter and full year 2021 results. VSE encourages investors and others to review the detailed reporting and disclosures contained in VSE’s public filings for additional discussion about the status of customer programs and contract awards, risks, revenue sources and funding, dependence on material customers, and management’s discussion of short- and long-term business challenges and opportunities.

FORWARD-LOOKING STATEMENTS

This document contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause VSE’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this document. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that actual results will not differ materially from these expectations. “Forward-looking” statements, as such term is defined by the SEC in its rules, regulations and releases, represent our expectations or beliefs, including, but not limited to, statements concerning our operations, economic performance, financial condition, the impact of widespread health developments, such as the ongoing COVID-19 outbreak, the health and economic impact thereof, and the governmental, including federal contractor vaccine mandates, commercial, consumer and other responses thereto, growth and acquisition strategies, investments and future operational plans. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including, but not limited to, the uncertainty surrounding the ongoing COVID-19 outbreak and the impacts thereof, risks related to our work on large government programs, our ability to successfully integrate recently acquired businesses, risk related to the performance of the aviation aftermarket, global economic and political conditions, prolonged periods of inflation and our ability to mitigate the impact thereof, our dependence on third-party package delivery companies, risks related to technology security and cyber-attack, risks related to our outstanding indebtedness, and the other factors identified in our reports filed or expected to be filed with the SEC including our Annual Report on Form 10-K for the year ended December 31, 2021. All forward-looking statements made herein are qualified by these cautionary statements and risk factors and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned not to place undue reliance on these forward-looking-statements, which reflect management's analysis only as of the date hereof. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

INVESTOR CONTACT

Noel Ryan, IRC
(720) 778-2415
investors@vsecorp.com